UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2011

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Rowan Companies, Inc. (the “Company”) met and made the following recommendations regarding compensation for the Company’s named executive officers (“NEOs”).  Such recommendations were reviewed and approved by the Board of Directors in its meeting on February 25, 2011.

2010 Annual Incentive Plan Awards

In 2010, the NEOs participated in a targeted annual incentive bonus plan (“AIP”). Each participant in the AIP has an incentive target that is a percentage of base salary. Awards are generally based on performance of our Drilling Division, which provides the large majority of the Company’s earnings. The plan used five financial and operational metrics, as described below, each based on the Drilling Division’s performance. The bonus pool could be as low as zero or as high as 200% of target depending on the achievement of the metrics shown below.  Based on the 2010 results shown below, the pool was funded at 104.6%.

Metric	Percent of Possible Bonus Pool	Percent of Metric Achieved in 2010	Funding of Bonus Pool
Achievement of budgeted EBITDA for 2010(1)	25%	135%	33.7%
Actual costs compared to 2010 budget(2)	25%	147%	36.8%
Safety performance(3)	20%	0%	-
Capital projects(4):
Newbuild construction	10%	200%	20.0%
Other capital projects	5%	0%	-
Contracted non-productive time(5)	15%	94%	14.1%
Total:	100%		104.6%

        ________________________

(1)	Our 2010 Drilling Division EBITDA (earnings before interest, taxes, depreciation and amortization) was 107.0% of our budget, which resulted in an achievement of 135% of the allocation of this metric.

(2)
“Actual costs” are Drilling Division’s costs plus selling, general and administrative costs, excluding insurance costs and reimbursables.  Our 2010 actual costs were 95.3% of budget, which resulted in an achievement of 147% of the allocation of this metric.

(3)
Safety performance is derived from the Drilling Division’s internal incident reporting by comparing the trailing total recordable incident rate (“TRIR”) with Company goals.  The target metric for safety was set as a 15% improvement over 2009 TRIR results, or a 1.3 TRIR.  In 2010, the Drilling Division experienced a TRIR of 1.8, resulting in no payout of this metric.

(4)
Of the 15% capital projects goal, 10% is based on construction of our newbuild offshore jack-up rigs remaining on time and on budget.  During 2010, our newbuild projects, including rigs delivered, improved from 1.3% under budget to 2.0% under budget, and remained on schedule, which resulted in an achievement of 200% of the allocation of this portion of the metric.  The remaining 5% of this capital projects goal is determined by other capital expenditure projects and adherence to schedule, budget, work readiness upon leaving the ship yard, use of our project software and certain other qualitative factors.  The results of these capital projects were slightly below the threshold level required for payout, which resulted in no payout of this metric.

(5)	Contracted non-productive time refers to any period when one of our rigs is on location and under contract but not operational due to equipment failure or other unplanned stoppage. In an effort to reduce non-productive time, the target for this metric was set at a 15% reduction from the 2009 level. Non-productive downtime was reduced by 14%, which resulted in an achievement of 94% of the allocation of this metric.

After the AIP pool was funded, the CEO recommended awards for the other NEOs based on each individual’s performance in 2010.  The Committee and Board reviewed such recommendations and the CEO’s performance and approved the following awards for the NEOs:

NEO	2010 AIP Award ($)
W. Matt Ralls, President & CEO(1)	842,400
David P. Russell, EVP, Drilling Operations	290,000
Mark A. Keller, EVP, Business Development	260,000
John L. Buvens, EVP, Legal(1)	208,000
William H. Wells, SVP & CFO(1)	208,000
Thomas P. Burke, CEO, LeTourneau(1)	250,000
________________
(1)
Each of Messrs. Ralls, Buvens and Wells had 10% of his target bonus determined by the overall performance under the Manufacturing Division’s bonus plan (described below) Mr. Burke’s bonus was determined solely by performance under the Manufacturing Division’s plan.

The 2010 Manufacturing Division’s bonus plan awards are based on performance of our subsidiary LeTourneau Technologies, Inc. (“LeTourneau”) against ten metrics.  These metrics address safety, profitability, return on capital employed, inventory management, and aftermarket sales, with some measures at the business unit level, and some at both the business unit and the full division level. The weight given to each metric varies depending on the employee’s function and scope of authority. The bonus pool could be as low as zero or as high as 200% of target depending on achievement of the metrics, and is limited to 5% of the LeTourneau’s pre-tax income. Based on performance against these metrics, the aggregate funding of the 2010 Manufacturing Division bonus pool was 108% of target.

2010 Long-Term Incentive Plan (“LTIP”) Awards

The NEO’s target long-term incentive awards are based on a multiple of base salary. Of such value, 50% is provided in stock appreciation rights (SARs) and 50% in restricted stock, each vesting over a three-year period. The value awarded in restricted stock was further influenced by the Company’s performance in 2010 against the following long-term goals, and the individual’s contribution to such performance:

•	Grow and Diversify the Rig Fleet

•	Grow the Earnings Power of the Fleet

•	Enhance Leadership Development

•	Maximize Stockholder Value from Manufacturing Division

•	Enhance Tone at the Top

Based on the Committee’s assessment of the performance of the Company and the individuals with respect to these goals, the following long-term incentive awards were made on February 25, 2011:

	SAR Value ($)	SARs (#)(1)	Value Restricted Stock Award ($)	Shares of Restricted Stock (#)(1)
Ralls	1,700,000	84,189	1,989,000	47,121
Russell	743,750	36,831	870,000	20,610
Keller	562,500	27,855	660,000	15,636
Buvens	453,750	22,470	530,000	12,555
Wells	453,750	22,470	530,000	12,555
Burke(2)	540,000	26,742	630,000	14,925
________________

(1)
The numbers of SARs granted and shares of Restricted Stock awarded were each determined using a Black-Scholes valuation model that provided 48% and 100% grant date fair values, respectively, when compared to fair market value.  Fair market value is defined in the LTIP as the volume weighted average price of the Company’s common stock on the day of grant, or $42.21 per share.

(2)
Mr. Burke participated in the Company’s LTIP for 2010. Commencing in 2011, he participates in our Manufacturing Division’s long-term incentive plan.  That plan is very similar to the Company’s plan, with grants to be made in performance restricted stock units based on a strategic equity score card, and stock appreciation rights, each tied to the value of LeTourneau.  On January 1, 2011, Mr. Burke was awarded $540,000 in LeTourneau performance restricted stock units and $540,000 in LeTourneau stock appreciation rights for 2011. The performance restricted stock units will be adjusted based on LeTourneau’s performance in 2011; and both awards vest pro rata over a three year period.  Copies of the plan and award agreements were filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2010.

2011 Adjustments to Base Salary, AIP Targets and LTIP Multiples

The Committee and Board also approved the following new base salaries for 2011 (effective as of April 1):

2011 Base Salary ($)(1)
Ralls	950,000
Russell	460,000
Keller	415,000
Buvens	360,000
Wells	360,000
Burke	400,000
________________

(1)
For each of Messrs. Russell, Keller, Buvens and Wells, the 2011 salaries shown above include an additional $15,000 to replace a car allowance or use of a Company car, effective as of April 1.  The Company will no longer pay car allowances.

In addition, the Committee increased Mr. Burke’s bonus target from 60% of base salary to 65%, and increased long-term incentive multiples as follows: Mr. Ralls, from 425% to 525%; Mr. Keller, from 300% to 325%; and Mr. Burke, from 300% to 350%.  All other NEO targets for bonus and long-term incentives remained unchanged from 2010.

2011 Annual Incentive Plan

The Board approved the following metrics for the 2011 AIP:

Metric	Percent of Possible Bonus Pool
Achievement of budgeted EBITDA for 2011	30%
Actual costs compared to 2011 budget	25%
Safety performance	20%
Contracted non-productive time	15%
Newbuild capital projects	10%
Total	100%

Item 9.01. Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC. By: /s/ William H. Wells William H. Wells Senior Vice President, CFO & Treasurer (Principal Financial Officer)

Dated: March 1, 2011